Exhibit 11.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation on Form 1-A/A of our report dated April 14, 2023, relating to the consolidated financial statements American Rebel Holdings, Inc. for the years ended December 31, 2022 and 2021 and to all references to our firm included in this Registration Statement.

Certified Public Accountants

Lakewood, CO

March 7, 2024